President

Section 906 Certification under Sarbanes Oxley Act

I, Michael G. Clark, certify that:

1.

I have reviewed this report, filed on behalf of Government & Agency Securities Portfolio and Tax-Exempt Portfolio (Capital Assets Funds Shares), Money Market Portfolio (Capital Assets Funds Shares and Capital Assets Funds Preferred Shares), a series of Cash Account Trust, on Form N-CSR;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or §15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 1, 2009	/s/Michael G. Clark
Michael G. Clark
President

Government & Agency Securities Portfolio and Tax-Exempt Portfolio (Capital Assets Funds Shares), Money Market Portfolio (Capital Assets Funds Shares and Capital Assets Funds Preferred Shares), a series of Cash Account Trust

Chief Financial Officer and Treasurer

Section 906 Certification under Sarbanes Oxley Act

I, Paul Schubert, certify that:

1.

I have reviewed this report, filed on behalf of Government & Agency Securities Portfolio and Tax-Exempt Portfolio (Capital Assets Funds Shares), Money Market Portfolio (Capital Assets Funds Shares and Capital Assets Funds Preferred Shares), a series of Cash Account Trust, on Form N-CSR;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 1, 2009	/s/Paul Schubert
Paul Schubert
Chief Financial Officer and Treasurer

Government & Agency Securities Portfolio and Tax-Exempt Portfolio (Capital Assets Funds Shares), Money Market Portfolio (Capital Assets Funds Shares and Capital Assets Funds Preferred Shares), a series of Cash Account Trust